As filed with the Securities and Exchange Commission on March 1, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ELECTRA BATTERY MATERIALS CORPORATION
(Exact name of Registrant as specified in its charter)
Not applicable
(Translation of Registrant’s name into English (if applicable))
Canada (Province or other jurisdiction of incorporation or organization)	3330 (Primary Standard Industrial Classification Code Number (if applicable))	Not applicable (I.R.S. Employer Identification Number (if applicable))
133 Richmond Street W, Suite 602
Toronto, Ontario, Canada
M5H 2L3
(416) 900-3891
(Address and telephone number of Registrant’s principal executive offices)
C T Corporation System
28 Liberty Street
New York, New York 10005
(212) 894-8940
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:
Sam Cole, Esq. Cassels, Brock & Blackwell LLP Suite 2200, HSBC Building, 885 West Georgia St. Vancouver, British Columbia V6C 3E8 Canada (604) 691-6100	Trent Mell Electra Battery Materials Corporation 133 Richmond Street W, Suite 602 Toronto, Ontario M5H 2L3 Canada (416) 900-3891	Thomas M. Rose Shona Smith Troutman Pepper Hamilton Sanders LLP 401 9th Street, N.W., Suite 1000 Washington, DC 20004 United States (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering (if applicable))
It is proposed that this filing shall become effective (check appropriate box)
A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.
This short form prospectus is referred to as a short form base shelf prospectus and has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. The information contained herein is subject to completion and amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of the United States.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this preliminary short form base shelf prospectus from documents filed with certain securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Electra Battery Materials Corporation at 133 Richmond Street West, Suite 602, Toronto, Ontario, M5H 2L3, telephone (416) 900-3891, and are also available electronically at www.sedar.com.
PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS
New Issue	February 23, 2023
ELECTRA BATTERY MATERIALS CORPORATION
$75,000,000
Common Shares
Warrants
Subscription Receipts
Units
Debt Securities
This preliminary short form base shelf prospectus (the “Prospectus”) relates to the offering for sale from time to time (each, an “Offering”), during the 25-month period that this Prospectus, including any amendments hereto, remains effective, of the securities of Electra Battery Materials Corporation (“Electra” or the “Corporation”) listed above (the “Securities”) in one or more series or issuances, with a total offering price of such Securities, in the aggregate, of up to C$75,000,000 (or the equivalent thereof in U.S. dollars or other currencies). The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).
The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered; the offering price; whether the Common Shares are being offered for cash or on exercise of Warrants (as defined below); and any other material terms or conditions of the Common Shares; (ii) in the case of Warrants, the designation and aggregate number of Warrants offered; the price at which the Warrants will be offered; the date on which the right to exercise the Warrants will commence and the date on which the right will expire; the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant; and any other material terms or conditions of the Warrants; (iii) in the case of Subscription Receipts, the designation and aggregate number of Subscription Receipts offered; the price at which the Subscription Receipts will be offered; the designation, number and terms of the Common Shares, Warrants, Units or any combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers; and any other material terms or conditions of the Subscription Receipts; (iv) in the case of Units, the designation and aggregate number of Units being offered; the price at which the Units will be offered; the designation and terms of the Units and the applicable Securities included in the Units; the description of the terms of any agreement governing the Units; any provision for the issuance, payment, settlement, transfer or exchange of the Units; and any other material terms or conditions of the Units; and (v) in the case of Debt Securities the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinated, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions, and any other terms specific to the Debt Securities being offered. See “Description of Securities Being Distributed”.
The issued and outstanding common shares of the Corporation (the “Common Shares”) are listed and posted for trading, under the symbol “ELBM”, on the TSX Venture Exchange (the “TSXV”) and on the Nasdaq Capital Market (“Nasdaq”). On February 22, 2023, the last full trading day prior to the date of this Prospectus, the closing price per Common Share on the TSXV was $2.98 and the closing price per Common Share on the Nasdaq was US$2.19. Unless otherwise specified in the applicable Prospectus Supplement, there is no existing trading market through which the warrants (the “Warrants”), the subscription receipts (the “Subscription Receipts”), the units (the “Units”) or the debt securities (“Securities”) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange. See “Risk Factors”.
All information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities. The Corporation may qualify an “at-the-market distribution” as defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102”) of the Canadian Securities Administrators. The Corporation may offer and sell Securities through underwriters or dealers, directly or through agents designated by the Corporation from time to time at amounts and prices and other terms determined by the Corporation. A Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the Offering and will set forth the terms of the Offering, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the distribution. In connection with any Offering (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may, subject to applicable law, over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at levels other than that which might otherwise exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”. No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
Investing in the Securities is speculative and involves certain risks. The risks outlined in this Prospectus and in the documents incorporated by reference herein and in the applicable Prospectus Supplement should be carefully reviewed and considered by prospective investors. See “Risk Factors”.
Messrs. Steven J. Ristorcelli, C.P.G., P.G. and Joseph Schlitt, MMSA QP, each, a qualified person, Mr. C.L. “Butch” Otter, a director of the Corporation, and Mr. Michael Insulan, Vice President, Commercial of the Corporation, reside outside of Canada. Mr. Otter has appointed Cassels Brock & Blackwell LLP, Suite 2200, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8 as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.
We have filed an undertaking with the Ontario Securities Commission (the “OSC”) that we will not distribute in the local jurisdiction under this Prospectus specified derivatives or asset-backed securities that, at the time of distribution, are novel without pre-clearing with the OSC the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such securities.
We are permitted, under the multi-jurisdictional disclosure system adopted by the securities regulatory authorities in the United States and Canada (“MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. We prepare our annual financial statements, certain of which are incorporated by reference herein, in Canadian dollars and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and our interim financial statements in Canadian dollars and in accordance with IFRS as applicable to interim financial reporting, and they therefore may not be comparable to financial statements of United States companies.
You should be aware that the acquisition, holding or disposition of our securities may subject you to tax consequences both in Canada and the United States. Such tax consequences are not fully described in this Prospectus and may not be fully described in any applicable Prospectus Supplement. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.
Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely because: (i) the Corporation is governed by the Canada Business Corporations Act (“CBCA”); (ii) some of the officers, directors and the experts named in this Prospectus are not residents of the United States; and (iii) certain of the Corporation’s assets and all or a substantial portion of the assets of such persons are located outside of the United States. See “Enforceability of Certain Civil Liabilities and Agent for Service of Process”.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION OR REGULATOR NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION OR REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Unless otherwise indicated, all references to “$”, “C$” or “dollars” in this Prospectus refer to Canadian dollars.
The Corporation’s registered office is located at Suite 2400, Bay Adelaide Centre, 333 Bay Street, Toronto, Ontario, M5H 2T6. The Corporation’s corporate head office is located at 133 Richmond Street West, Suite 602, Toronto, Ontario, M5H 2L3.

ABOUT THIS PROSPECTUS
Unless otherwise noted or the context indicates otherwise, the “Corporation” and “Electra” refer to Electra Battery Materials Corporation and its subsidiaries. You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with any different, additional, inconsistent or other information, you should not rely on it. The Corporation is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus and the documents incorporated by reference herein are accurate as of the date of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Corporation’s website should not be deemed to be a part of this Prospectus, any applicable Prospectus Supplement or incorporated by reference herein or therein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.
The Corporation is concurrently filing with the SEC a registration statement on Form F-10 (the “U.S. Registration Statement”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Securities. This Prospectus, which constitutes part of the U.S. Registration Statement, provides prospective investors with a general description of the Securities that the Corporation may offer. Each time the Corporation sells Securities under the U.S. Registration Statement, it will file with the SEC a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before a prospective investor invests, the prospective investor should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference” herein and therein. This Prospectus, which constitutes a part of the U.S. Registration Statement, does not contain all of the information contained in the U.S. Registration Statement, certain items of which are contained in the exhibits to the U.S. Registration Statement as permitted by the rules and regulations of the SEC. Statements included in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, a prospective investor should refer to any applicable full version or more detailed description of the contract, agreement or other document, as may be available electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov, for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Information on or connected to the Corporation’s website, even if referred to in a document incorporated by reference herein, does not constitute part of this Prospectus or any Prospectus Supplement.
FINANCIAL INFORMATION AND CURRENCY
Electra has prepared its consolidated financial statements, incorporated herein by reference, in accordance with IFRS as issued by the International Accounting Standards Board which is incorporated within Part 1 of the CPA Canada Handbook — Accounting, and its consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.
All currency amounts in this Prospectus are expressed in Canadian dollars, unless otherwise indicated. References to “C$” are to Canadian dollars. References to “US$” are to United States dollars. On February 22, 2023, the daily exchange rate for the United States dollar, expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.3542.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENT
This Prospectus contains “forward-looking statements” or “forward-looking information” within the meaning of applicable securities legislation (collectively referred to herein as “forward-looking information” or “forward-looking statements”). Forward-looking statements are included to provide information about management’s current expectations and plans that allows investors and others to get a better understanding of the Corporation’s operating environment, the business operations and financial performance and condition.

Forward-looking statements include, but are not limited to, statements relating to the business and future activities of, and development related to, the Corporation after the date of this Prospectus, as applicable; statements regarding anticipated burn rate and operations; planned exploration and development programs and expenditures; plans to process black mass material and the ability to recover high value elements therefrom; expectations as to the timing of commissioning of equipment and the Refinery (as defined below); expectations as to the extension of the Corporation’s black mass processing and recovering activities; the Cobalt Supply Agreement (as defined below); commercial agreements with LGES (as defined below) and other parties; timelines and milestones with respect to the Refinery; anticipated expenditures and programs at the Refinery and Iron Creek Project (as defined below); the results of any scoping study of an integrated nickel sulfide processing facility; impact of COVID-19 on the Corporation; the estimation of mineral resources; magnitude or quality of mineral deposits; anticipated advancement of mineral properties and programs; future exploration prospects; proposed exploration plans and expected results of exploration; Electra’s ability to obtain licenses, permits and regulatory approvals required to implement expected future exploration plans; changes in commodity prices and exchange rates; future growth potential of Electra; future development plans; the Note Offering and the obligations of the Corporation and its subsidiaries in connection with the Note Offering; and currency and interest rate fluctuations. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of fact and may be forward-looking statements.
Forward-looking statements are necessarily based upon a number of factors and assumptions that, if untrue, could cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such statements. Forward-looking statements are based upon a number of estimates and assumptions that, while considered reasonable by the Corporation at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies that may cause the Corporation’s actual financial results, performance, or achievements to be materially different from those expressed or implied herein. Some of the material factors or assumptions used to develop forward-looking statements include, without limitation, the ability to extract valuable elements from black mass; general expectations with respect to the development of the Refinery (as defined below) including commodity prices with respect to its development; the state of the electric vehicle (“EV”) market; the future price of cobalt; anticipated costs of, and the Corporation’s ability to fund, its operations; the Corporation’s ability to carry on exploration and development activities; the timing and results of drilling programs; the discovery of additional mineral resources on the Corporation’s mineral properties; the timely receipt of required approvals and permits, including those approvals and permits required for successful project permitting, construction and operation of projects; the costs of operating and exploration expenditures; the Corporation’s ability to operate in a safe, efficient and effective manner; the potential impact of natural disasters, the impact of COVID-19; the Corporation’s ability to comply with its obligations in connection with the Note Offering; stock exchange and regulatory approvals required in connection with closing of the Note Offering; and the Corporation’s ability to obtain financing as and when required and on reasonable terms.
Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Certain important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others: the Refinery and general expectations with respect to the development of the Refinery; risks associated with significant secured debt; general economic conditions in Canada, the United States, Australia and globally; industry conditions, including the state of the EV market; governmental regulation of the mining industry, including environmental regulation; geological, technical and drilling problems; unanticipated operating events; competition for and/or inability to retain drilling rigs and other services; the availability of capital on acceptable terms; the need to obtain required approvals from regulatory authorities; stock market volatility; volatility in market prices for commodities; liabilities inherent in the mining industry; changes in tax laws and incentive programs relating to the mining industry; the development of the COVID-19 global pandemic, and the other factors described herein under “Risk Factors”, as well as in our public filings available at www.sedar.com.
This list is not exhaustive of the factors that may affect any of the Corporation’s forward-looking statements. Although the Corporation believes its expectations are based upon reasonable assumptions and have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. See the section entitled “Risk Factors” below, and in the section entitled “Risk Factors” in the Corporation’s annual information form for the year ended December 31, 2021, dated April 8, 2022 (the “Annual Information Form”), and incorporated by reference herein, for additional risk factors that could cause results to differ materially from forward-looking statements.
Investors are cautioned not to put undue reliance on forward-looking statements. The forward-looking statements contained herein are made as of the date of this Prospectus and, accordingly, are subject to change after such date. The Corporation disclaims any intent or obligation to update publicly or otherwise revise any forward-looking statements or the foregoing list of assumptions or factors, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. Investors are urged to read the Corporation’s filings with Canadian securities regulatory agencies, which can be viewed online under the Corporation’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and on the Electronic Data Gathering, Analysis, and Retrieval database (“EDGAR”) at www.sec.gov.
CAUTIONARY NOTE REGARDING FUTURE-ORIENTED FINANCIAL INFORMATION
This Prospectus also contains future-oriented financial information and outlook information (collectively, “FOFI”) about the Refinery and results of the Refinery Study (as defined below). This information is subject to the same assumptions, risk factors, limitations and qualifications as set forth below in the below paragraphs. FOFI contained in this Prospectus is made as of the date of this Prospectus and is being provided for the purpose of providing further information with respect to the Refinery and results of the Refinery Study. The Corporation disclaims any intention or obligation to update or revise any FOFI contained in this Prospectus, whether as a result of new information, future events or otherwise, unless required pursuant to applicable law. Readers are cautioned that FOFI contained in this Prospectus should not be used for purposes other than for which it is disclosed herein.
NOTICE REGARDING REPRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES
This Prospectus was prepared in accordance with Canadian securities laws and standards for reporting of mineral resource estimates, which differ in some respects from United States standards. In particular, and without limiting the generality of the foregoing, the terms “measured mineral resources,” “indicated mineral resources,” “inferred mineral resources,” and “mineral resources” used or referenced in this Prospectus are Canadian mineral disclosure terms as defined in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) under the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum Standards for Mineral Resources and Mineral Reserves, Definitions and Guidelines, May 2014 (the “CIM Standards”). Until recently, the CIM Standards definition differed significantly from standards in the United States. The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). These amendments became effective February 25, 2019 (the “SEC Modernization Rules”) with compliance required for the first fiscal year beginning on or after January 1, 2021. The SEC Modernization Rules replaced the property disclosure requirements for mining registrants that were included in SEC Industry Guide 7. As a result of the adoption of the SEC Modernization Rules, the SEC now recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. In addition, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be “substantially similar” to the corresponding definitions under the CIM Standards definition that are required under NI 43-101. Investors are cautioned that while the above terms are “substantially similar” to the corresponding

CIM Standards definition, there are differences in the definitions under the SEC Modernization Rules and the CIM Standards definition. Accordingly, there is no assurance any mineral reserves or mineral resources that the Corporation may report as “proven mineral reserves”, “probable mineral reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the Corporation prepared the mineral reserve or mineral resource estimates under the standards adopted under the SEC Modernization Rules. Investors are cautioned that “inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies, except in limited circumstances. The term “resource” does not equate to the term “reserves”. Investors should not assume that all or any part of measured or indicated mineral resources will ever be converted into mineral reserves. Investors are also cautioned not to assume that all or any part of an inferred mineral resource exists or is economically mineable.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference into this Prospectus from documents filed with the securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Electra at 133 Richmond Street West, Suite 602, Toronto, Ontario, M5H 2L3, telephone (416) 900-3891, and are also available electronically under the Corporation’s profile at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Corporation through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.
The following documents, filed by the Corporation with the securities commissions or similar authorities in certain of the provinces and territories of Canada, and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus:
(a)
the Annual Information Form;

(b)
the Corporation’s audited consolidated financial statements for the years ended December 31, 2021 and 2020, and related notes thereto, together with the independent auditor’s report thereon;

(c)
the management’s discussion and analysis for the year ended December 31, 2021;

(d)
the Corporation’s unaudited condensed interim consolidated financial statements for the three and nine months ended September 30, 2022 and 2021, and related notes thereto (the “Interim Financial Statements”);

(e)
the management’s discussion and analysis for the three and nine months ended September 30, 2022;

(f)
the management information circular of the Corporation dated September 28, 2022 in connection with the annual general and special meeting of shareholders of the Corporation held on November 10, 2022;

(g)
the material change report of the Corporation dated February 13, 2023;

(h)
the material change report of the Corporation dated November 11, 2022; and

(i)
the material change report of the Corporation dated April 14, 2022.

Any document of the type referred to in item 11.1 of Form 44-101F1 — Short Form Prospectus of National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”) of the Canadian Securities Administrators (other than confidential material change reports, if any) filed by the Corporation with any securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and all Prospectus Supplements disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada during the period that this Prospectus is effective shall be deemed to be incorporated by reference in this Prospectus. These documents are available on SEDAR, which can be accessed at www.sedar.com.
The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.
Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.
In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished by the Corporation to the SEC after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this Prospectus forms a part. The Corporation may also incorporate other information filed with or furnished to the SEC under the U.S. Exchange Act, if and to the extent expressly provided therein.
When the Corporation files a new annual information form, audited consolidated financial statements and related management’s discussion and analysis and, where required, they are accepted by the applicable securities regulatory authorities during the time that this Prospectus is valid, the previous annual information form, the previous audited consolidated financial statements and related management’s discussion and analysis and all unaudited interim condensed consolidated financial statements and related management’s discussion and analysis for such periods, all material change reports and any business acquisition report filed prior to the commencement of the Corporation’s financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new unaudited interim condensed consolidated financial statements and related management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the term of this Prospectus, all unaudited interim condensed consolidated financial statements and related management’s discussion and analysis filed prior to the filing of the new unaudited interim condensed consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a management information circular in connection with an annual general meeting of shareholders being filed by us with the appropriate securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual general meeting of shareholders (unless such management information circular also related to a special meeting of shareholders) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.
A Prospectus Supplement containing the specific terms of any offering of Securities will be delivered to purchasers of Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering to which that Prospectus Supplement pertains.

AVAILABLE INFORMATION
The Corporation is required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, the Corporation is subject to the information requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, the Corporation also files reports with, and furnishes other information to, the SEC. Under the MJDS adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a “foreign private issuer” (within the meaning of the rules under the U.S. Exchange Act), the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as U.S. companies.
The Corporation’s reports and other information filed with or furnished or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services. The Corporation’s Canadian filings are available on SEDAR at www.sedar.com. Unless specifically incorporated by reference herein, documents filed or furnished by the Corporation on SEDAR or EDGAR are neither incorporated in nor part of this Prospectus.
Investors should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide investors with different information. The Corporation is not making an offer of the Securities in any jurisdiction where the offer is not permitted. Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS
Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.
Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely because: (i) the Corporation is governed by the CBCA; (ii) some of the officers, directors and experts named in this Prospectus are not residents of the United States; and (iii) certain of the Corporation’s assets and all or a substantial portion of the assets of such persons are located outside of the United States. The Corporation has appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service of process upon the Corporation or these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Corporation or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.
The Corporation will file with the SEC, concurrently with the U.S. Registration Statement of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation will appoint C T Corporation System, with an address at 28 Liberty Street, New York, New York 10005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of Securities under the U.S. Registration Statement.
Messrs. Steven J. Ristorcelli, C.P.G., P.G., and Joseph Schlitt, MMSA QP, each, a qualified person, Mr. C.L. “Butch” Otter, a director of the Corporation, and Mr. Michael Insulan, Vice President, Commercial of the Corporation, reside outside of Canada. Mr. Otter has appointed Cassels Brock & Blackwell LLP, Suite 2200, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8 as agent for service of process in Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.
MARKETING MATERIALS
Any “template version” of any “marketing materials” (as defined in National Instrument  41-101 — General Prospectus Requirements of the Canadian Securities Administrators) filed by the Corporation after the date of a Prospectus Supplement and before the termination of the distribution of Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed incorporated by reference in such Prospectus Supplement.
THE CORPORATION
The Corporation is in the business of battery materials refining and the acquisition and exploration of resource properties. The Corporation is focused on building a diversified portfolio of assets that are highly leveraged to the cobalt market with assets located primarily in North America, with the intent of providing a North American supply of battery materials. The Common Shares are listed on the TSXV and Nasdaq and trade under the symbol “ELBM” in each case. The Corporation has two significant North American assets:
(i)
a primary cobalt refinery located in Ontario, Canada (the “Refinery”); and

(ii)
the Iron Creek Project in Idaho, the Corporation’s flagship mineral project (the “Iron Creek Project”).

On May 4, 2020, the Corporation announced positive results from an independent engineering study on the Refinery. The study, titled “First Cobalt Refinery Project — AACE Class 3 Feasibility Study” (the “Refinery Study”), was prepared by Ausenco Engineering Canada Inc. under the definitions of an Association for the Advancement of Cost Engineering (AACE) Class 3 Feasibility Study is dated July 9, 2020 and was filed on SEDAR under the Corporation’s profile at www.sedar.com. The Refinery Study outlined the Refinery’s ability to reach annual production of 25,000 tonnes of battery grade cobalt sulfate from third party feed, with strong operating cash flows and a globally competitive cost structure. Subsequent to the Refinery Study, additional metallurgical testing, engineering work, flow-sheet optimization and market analysis has been completed, certain equipment has been ordered and the Corporation has entered the full development phase of the refinery expansion project. As the project has progressed and changed from the Refinery Study, the original economic outputs should no longer be relied upon.
On January 15, 2020, the Corporation announced a new mineral resource estimate for the Iron Creek Project in Idaho, USA. The new mineral resource estimate was based on infill drilling and limited step-out drilling which included the conversion of 49% of resources from the inferred mineral resource category to the indicated mineral resource category while also increasing the overall tonnage. The indicated mineral resource is now 2.2M tonnes grading 0.32% cobalt equivalent (0.26% cobalt and 0.61% copper) containing 12.3M pounds of cobalt and 29.1M pounds of copper. The inferred mineral resource is now 2.7M tonnes grading 0.28% cobalt equivalent (0.22% cobalt and 0.68% copper) for an additional 12.7M pounds of cobalt and 39.9M pounds of copper. The Corporation subsequently filed a technical report with respect to the new mineral resource estimate titled “Technical Report with Updated Estimate of Mineral Resources For the Iron Creek Cobalt-Copper Project, Lemhi County, Idaho, USA” dated November 27, 2019 with an effective date of November 27, 2019 (the “Iron Creek Technical Report”). The Iron Creek Technical Report was prepared by Steven J. Ristorcelli, C.P.G., P.G, and Joseph Schlitt, MMSA QP, each of whom is a qualified person and “independent” as such term is defined NI 43-101.
For further information regarding Electra, the Refinery and the Iron Creek project, see the Annual Information Form and other documents incorporated by reference in this Prospectus available at www.sedar.com under the Corporation’s profile.
Recent Developments
Plant-Scale Recycling of Black Mass
On February 14, 2023, the Corporation announced that it successfully completed the first plant-scale recycling of black mass material in North America and recovered critical metals, including nickel, cobalt, and manganese, needed for the electric vehicle battery supply chain using its proprietary hydrometallurgical process at the Refinery.

Black mass is the industry term used to describe the material remaining once expired lithium ion batteries are shredded and all casings removed. Black mass contains high-value elements, including nickel, cobalt, manganese, copper, lithium, and graphite, that once recovered, can be recycled to produce new lithium-ion batteries.
The Corporation launched its black mass demonstration plant at the end of December 2022, and has processed material in a batch mode, successfully extracting nickel, cobalt, manganese, copper, lithium, and graphite. As a result of preliminary results achieved thus far and interest expressed by potential commercial partners, the Corporation has decided to extend its black mass processing and recovering activities through June 2023, beyond the Corporation’s initial target of 75 tonnes. Engineering studies will be completed to assess capital costs for permanent recycling facility adjacent to the Corporation’s cobalt refinery, leveraging existing infrastructure, buildings, equipment, permits and personnel.
All of the Corporation’s recovered material will be sold to third-party companies for additional processing and re-use in a number of applications.
Refinery Project Update
On February 14, 2023, the Corporation announced continued progress on the commissioning and construction of the Refinery. As at February 10, 2023, the Corporation has made the following key developments at the project:
•
Completed all testing of existing brownfield equipment.

•
Completed 90 to 95 percent of all procurement.

•
Completed 90 to 95 percent of detailed engineering.

•
Completed approximately 90 percent of the erection of the solvent extraction plant.

•
Completed construction of the cobalt sulfate loadout facility.

•
Increased the project owners’ team to 31 personnel, which include tradespeople, engineers, operators, lab technicians, and office support staff.

While constructing its crystallization circuit, the final stage in the cobalt sulfate refining process, the Corporation took delivery of a falling film evaporator vessel that was damaged in transit. Custom-built for the Corporation, the vessel is used to vaporize water from the cobalt solution before it can be crystallized into cobalt sulfate. The evaporator vessel is valued at approximately US$600,000, and measures approximately 60 feet in length and five feet in diameter. While the equipment was deemed suitable for installation, a third-party inspection has determined that onsite repairs will be required before it can be commissioned. The Corporation uses microchips throughout its refinery complex as part of the process control system to regulate equipment and integrate various circuits and systems together. Global supply shortages of microchips have resulted in delays to delivery of several process control system components. Although the Corporation has advanced the construction of its refinery project, it has been unable to progress fully on some work projects pending delivery of the process control components. As a result of the impact of critical equipment being damaged enroute to the Corporation’s complex north of Toronto and ongoing supply chain disruptions, the Corporation has withdrawn its guidance issued on August 11, 2022, and November 9, 2022, for its fourth quarter ending December 31, 2022 along with any forward-looking statements previously made on the timing of the commissioning, capital spend and production of its cobalt sulfate refinery.
In light of recent developments, the Corporation is completing a review of the refinery project scope, scheduling, and capital expenditures and expects to provide results in the coming weeks.
Convertible Note Offering
On February 14, 2023, the Corporation announced the closing of a previously announced private placement offering pursuant to which the Corporation entered into subscription agreements with investors for the issuance (the “Note Offering”) of an aggregate of US$51 million principal amount of 8.99% senior secured convertible notes due February 2028 (the “Notes”), led by Cantor Fitzgerald & Co. as the sole placement agent. As part of the Note Offering, the Corporation also announced that it purchased and cancelled all of the outstanding 2026 Notes (as defined below) at par value, plus accrued and unpaid interest. In connection with the Note Offering, a note indenture (the “Note Offering Indenture”) was also entered into between the Corporation and GLAS Trust Company LLC, as trustee for the Notes, as well as other customary associated security documentation. The Corporation is the borrower under the Notes, and the obligations are guaranteed by the Corporation’s Canadian, United States, and Australian subsidiaries, as well as any other subsidiary that guarantees the Corporation’s obligations from time to time, subject to certain customary exclusions.
The initial conversion rate of the Notes is 403.2140 Common Shares per US$1,000, (equivalent to an initial conversion price of approximately US$2.48 per Common Share) subject to certain adjustments set forth in the indenture governing the Notes, reflecting a premium of approximately 17.5% to the 30-day volume weighted average price of the Common Shares prior to the date hereof.
Noteholders received an aggregate of 10,796,054 Common Share purchase warrants (“Note Warrants”) exercisable for five years at an exercise price that is the same as the conversion price (the “Warrants”) in connection with the Note Offering.
The Notes bear interest at 8.99% per annum, payable in cash semi-annually in arrears in February and August of each year and will mature in February, 2028. During the first 12 months of the term of the Notes, the Corporation may pay interest through the issuance of Common Shares at an increased annual interest rate of 11.125%. In the event the Corporation achieves a third-party green bond designation during the term of the Note Offering Indenture, the interest rate on future cash interest payments shall be reduced to 8.75% per year and the interest rate of future interest paid through the issuance of Common Shares shall be reduced to 10.75% per year.
The Notes are secured by a first priority security interest (subject to customary permitted liens) in substantially all of the Corporation’s assets, and the assets and/or equity of the secured guarantors.
After the second anniversary of the issue date of the Notes, the Corporation may mandate the conversion of the Notes at its option in the event the trading price of the Common Shares exceeds 150% of the conversion price of the Notes at such time for at least 20 trading days, whether consecutive or not, during any consecutive 30 trading day period.
Upon early conversion of the Notes, the Corporation will make an interest make-whole payment equal to the lesser of the two years of interest payments or interest payable to maturity, which may be made in cash or shares at the Corporation’s election. There are also payments required in the event of a fundamental change, such as a change of control.
Commissioning of Demonstration Plant for Battery Materials Recycling
On December 22, 2022, the Corporation announced the launch of its black mass recycling demonstration plant at its battery materials park located north of Toronto.
Under the parameters of the black mass demonstration, Electra plans to process up to 75 tonnes of material in a batch mode. Using its lab tested process, Electra anticipates the recovery of high value elements found in lithium-ion batteries, including nickel, cobalt, lithium, manganese, copper, and graphite.
Electra expects to complete the demonstration plant in the first half of 2023, and pending completion, Electra will assess whether to continue processing black mass throughout 2023 with material supplied by its business partners or from third parties.
Acquisition of New Cobalt Project
On December 14, 2022, the Corporation announced the acquisition of a cobalt property (the “CAS Property”) in proximity to the Corporation’s projects in Idaho. The new cobalt property was acquired for US$1.5 million, payable over 10 years upon completion of specific milestones. The underlying claim owner will retain a 1.5% NSR which can be purchased by Electra for US$500,000 within one year of commercial production from the CAS Property.

Financing
On November 15, 2022, the Corporation announced the closing of an overnight-marketed public offering of 2,345,000 units of the Corporation (the “November 2022 Financing Units”) on a best efforts basis at a price of US$2.35 per unit for gross proceeds of approximately US$5.5 million (approximately CAD$7.4 million) (the “November 2022 Financing”), with each unit comprising of one Common Share and one Common Share purchase warrant, with each Common Share purchase warrant entitling the holder thereof to purchase one Common Share at a price of US$3.10 at any time on or before the date that is 36 months after the closing date of the offering.
LG Cobalt Supply Agreement
On September 22, 2022, the Corporation announced a commitment on key commercial terms for a three-year agreement (the “Cobalt Supply Agreement”) to supply battery grade cobalt to LG Energy Solution (“LGES”), a leading global manufacturer of lithium-ion batteries for EVs. Subject to definitive agreements, the terms of the Cobalt Supply Agreement provide that the Corporation will supply LGES with 7,000 tonnes of battery grade cobalt from 2023 to 2025 to be produced at the Refinery. Final legal documentation and signing of the definitive agreement is expected to be concluded in the first half of 2023.
In addition to the supply agreement, Electra and LGES have agreed to cooperate and explore ways to advance opportunities across North America’s EV supply chain, including, but not limited to, securing sustainable sources of raw materials. Financial terms of the Cobalt Supply Agreement are subject to confidentiality restrictions.
Highlights of Scoping Study on Integrated Material Facility
On September 8, 2022, the Corporation announced the highlights of an engineering scoping study prepared by a global engineering firm related to development of an integrated facility that outlined a path to growing nickel, cobalt and manganese refining, recycling of battery black mass material, and precursor cathode active material (“pCAM”) manufacturing using a hydrometallurgical flowsheet and leveraging the Corporation’s emerging expertise and the Refinery.
The scoping study assessed the economics and carbon footprint of various nickel feed options to develop an integrated facility producing 10,000 tonnes per annum of battery grade nickel sulfate and nickel equivalent pCAM, components essential to production of EV batteries.
The scoping study examined the construction of a battery grade nickel sulfate refinery in Ontario, with three feed base loads: nickel sulfides, Class 1 nickel metal and ferro nickel, supplemented in each instance with recycled battery black mass and nickel-rich mixed hydroxide precipitate.
Commensurate with a scoping study, a number of general and untailored assumptions were used to assess the economics of the facility, with the outcomes and economic metrics having a margin of error of +50% / -30%.
Capital costs to build an integrated facility producing 10,000 tonnes per annum of nickel sulfate and nickel equivalent pCAM materials were anticipated to be between US$550 and US$650 million.
Other key assumptions affecting the economics of the scoping study including an exchange rate of US$1 to $1.31, forward escalation or contingencies for future construction and operating costs were not considered, by-product values were excluded and sensitivities to changes in key inputs were not performed.
Greenhouse emissions from producing 10,000 tonnes per annum of nickel sulfate and pCAM materials configured for NMC 811 battery chemistries would range from 14,000 and 16,000 of tCO2e per year, resulting in a significantly less carbon intensive battery than benchmark values, due to the less energy intensive hydrometallurgical process and Ontario’s clean electricity grid.
Key construction cost assumptions included that most inputs will be Canadian sourced apart from process equipment where approximately 50% will be sourced in Canada. Operating assumptions assumed more than 65% of costs are derived from reagents and consumables and more than $16 million annually in labour costs.

The scoping study was conducted in partnership with the Government of Canada, the Government of Ontario, Glencore plc and Talon Metals Corp. The consortium is collaborating on engineering, permitting, socio-economic and cost studies associated with the construction of a nickel sulfate plant as well as a pCAM plant adjacent to the Refinery.
The Corporation believes this vision will result in the creation of an integrated, localized and environmentally sustainable battery materials park in Ontario for the electric vehicle market.
The study does not constitute a scoping study within the definition employed by the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”), as it relates to a standalone industrial project and does not concern a mineral project. As a result, disclosure standards prescribed by NI 43-101 are not applicable to the scientific and technical disclosure in the study. Any references to scoping study, prefeasibility study or feasibility study by Electra, in relation to the Refinery development, are not the same as terms defined in the CIM Definition Standards for Mineral Resources and Mineral Reserves, and used in NI 43-101.
Update Regarding Impact of COVID-19 on Operations
Following the reopening of economies by governments around the world due to increased vaccine availability and decreasing COVID-19 cases, global supply chain disruptions and inflation have impacted certain costs of the Corporation and the Corporation’s ability to meet certain schedules and milestones. However, the Corporation’s operations, financial condition, cash flows and financial performance have, for the most part, not been significantly impacted by COVID-19 to date. As the Corporation is not yet operating any mine or facility, the Corporation has not yet had any production or operating cash flow.
The Corporation does not yet operate a mine or facility, as such COVID-19 has not had an impact on productivity and the timing or cost of work. The Corporation has proceeded with commercial discussions during the COVID-19 pandemic and facilitated site visits while following various COVID-19-related protocols.
Despite the limited effects of the COVID-19 pandemic on the Corporation’s business to date, the effects on the Corporation of the pandemic in the context of global spread, limited vaccine availability globally, and the development of virus variants, including variants that may be more contagious than existing variants, is unknowable.
Updates as to Uses of Proceeds from Recent Financings
On February 14, 2023, the Corporation closed the Note Offering, consisting of an aggregate of US$51 million principal amount of 8.99% senior secured convertible notes due February 2028. The Corporation used a portion of the proceeds from the Note Offering to purchase and cancel all of the outstanding 2026 Notes (as defined below). Following the purchase of the 2026 Notes, the Corporation raised aggregate net proceeds of approximately US$13.7 million in connection with the Note Offering, which will be used for capital expenditures associated with the expansion and recommissioning of the Refinery, including buildings, equipment, infrastructure, and other direct costs, as well as engineering and project management costs.
The Corporation raised aggregate net proceeds of approximately US$58 million pursuant to the concurrent offering of the Corporation’s existing 6.95% senior secured convertible notes due December 2026 (collectively, the “2026 Notes”) and a public offering of Common Shares completed in September 2021, and the issuance of a second tranche of 2026 Notes pursuant to the exercise of an investor option completed in October 2021, as well as a public offering of units of the Corporation completed in November 2022. The Corporation also previously had a continuous “at-the-market” offering of Common Shares (the “ATM Offering”) in place pursuant to an amended and restated Equity Distribution Agreement dated May 17, 2022 (the “Distribution Agreement”) between the Corporation and CIBC World Markets Inc. and CIBC World Markets Corp., as placement agents in Canada and the United States, respectively. The Corporation intends to use the net proceeds from the ATM Offering, for Refinery growth initiatives, exploration of the Iron Creek Project, and for general corporate purposes. From January 13, 2022, the date of the original distribution agreement prior to its amendment and restatement, to December 26, 2022, the termination date of the Distribution Agreement, the Corporation issued a total of 571,317 Common Shares on the TSXV at an average price of $5.34 per Common Share and 135,670 Common Shares on Nasdaq at an average price of US$3.21 under the ATM

Offering, for gross proceeds of $3,049,834 and US$435,756. Commissions of $76,246 and US$10,894 were paid to CIBC World Markets Inc. and CIBC World Markets Corp., respectively, in relation to these distributions.
A comparison of the proposed use of proceeds of the offering of 2026 Notes and the ATM Offering to the actual use of proceeds is provided in the table below. As there was no certainty of the additional US$7.5 million tranche of 2026 Notes issued in October 2021 at the date the use of proceeds was disclosed, the use of proceeds did not contemplate the issuance of US$7.5 million principal amount of additional 2026 Notes.
Use of Proceeds	Approximate Amount (US$)	Actual to Date (C$)
Refinery Advancement
Equipment, infrastructure and direct costs	$37,106,451	$30,792,414
Engineering and project management	$5,000,000	$9,636,778
Total:	$42,106,451	$40,429,192
Refinery growth initiatives, Iron Creek Project and Overheads	—	$10,089,000
Working Capital
As of January 31, 2023, and accounting for the net proceeds from the Note Offering, the Corporation had approximately $23,057,000 in cash and approximately $20,907,000 in working capital. Other than as disclosed in the Interim Financial Statements, the Corporation does not have any current non-contingent resources with which to fund operations.
Twelve-Month Burn Rate
The Corporation anticipates a twelve-month burn rate as follows:
In 000s	Feb 2023	Mar 2023	Apr 2023	May 2023	Jun 2023	Jul 2023	Aug 2023	Sep 2023	Oct 2023	Nov 2023	Dec 2023	Jan 2023	TOTAL
Opening Cash (as at the beginning of the period)	4,694	21,677	19,147	16,789	14,299	11,770	9,213	6,618	5,566	4,599	3,631	2,389	120,392
Proceeds from Debt	18,364	0	0	0	0	0	0	0	0	0	0	0	18,364
Sale of Marketable Securities	—	92	92	92	92	92	92	92	92	92	92	92	1,012
Government Funding	250	0	2,400	0	—	0	0	0	0	0	0	0	2,650
HST Refunds	2,300	400	0	0	0	0	0	0	0	0	0	0	2,700
Cash inflow during period	20,913	492	2,492	92	92	92	92	92	92	92	92	92	24,725
Corporate Expenses	1,578	670	1,533	429	430	458	458	543	458	458	733	704	8,452
Refinery Expenses	2,331	2,331	3,296	2,133	2,170	2,170	2,208	580	580	580	580	580	19,539
Iron Creek Project	21	21	21	21	21	21	21	21	21	21	21	21	252
Total Expenses	3,930	3,022	4,849	2,582	2,621	2,649	2,686	1,144	1,059	1,059	1,334	1,305	28,243
Ending Cash (as at the end of the period)	21,677	19,147	16,789	14,299	11,770	9,213	6,618	5,566	4,599	3,631	2,389	1,176	116,874
The Corporation anticipates being able to continue operations to advance its projects using its currently available financial resources for the next twelve months.
The Corporation anticipates that its cash burn rate for the next twelve months will be lower than in previous comparable periods. In 2021, the Corporation previously made significant expenditures with respect to engineering, field work and metallurgical work at the Refinery. In Q4 2021 through all of 2022, the Corporation focused on the advancement of procurement and construction of the Refinery with commissioning taking place in 2023.

The above burn rate anticipates that the Corporation has not obtained additional financing to complete construction of the Refinery. Projected expenditures above with respect to the Refinery largely relate to work advancing detailed engineering, construction planning and operational readiness for the Refinery, as well as commissioning segments of the facility as they become available. In the event that the Corporation receives the required funding the Corporation may begin to incur capital costs related to completion of procurement, construction and commissioning. This would result in higher expenditures than forecasted above.
The Corporation currently anticipates resuming and continuing construction and commissioning of the Refinery in 2023, and it is expected to commence operations at the Refinery in 2023. See “Refinery Timeline & Milestones” below.
Refinery Timeline & Milestones
The Corporation is working towards restarting the Refinery as the first phase in a multi-phase strategy to create North America’s only integrated battery materials park. The Refinery is in construction and has begun commissioning and is expected to commence operations in 2023.
To meet growing customer demand, the Corporation is also evaluating a second refinery in the province of Québec by 2026, which could source cobalt from the Iron Creek Project. The Corporation is also developing black mass battery recycling capabilities to recover lithium, nickel, cobalt, graphite, and copper. A demonstration plant was commissioned in Q4 2022 to validate the Corporation’s proprietary flow sheet, with commercialization anticipated in 2024. Electra’s other growth opportunities include the construction of a battery grade nickel refinery and a manganese refinery, to establish a fully integrated battery materials park with a third-party cathode pCAM manufacturer.
Iron Creek Project
As noted above under “Twelve-Month Burn Rate” the Corporation anticipates spending approximately $252,000 with respect to the Iron Creek Project. The anticipated expenditures include sums to maintain all mineral claims and patents on all properties comprising the Iron Creek Project in the next twelve months.
RISK FACTORS
Before deciding to invest in the Securities, investors should carefully consider all of the information contained in, and incorporated or deemed to be incorporated by reference in, this Prospectus and any applicable Prospectus Supplement. An investment in the Securities is subject to certain risks, including risks related to the business of the Corporation, risks related to mining operations and risks related to the Corporation’s securities described in the documents incorporated or deemed to be incorporated by reference in this Prospectus. See the risk factors below and the “Risk Factors” section of any applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business, financial condition, results of operations and prospects.
These risk factors, together with all other information included or incorporated by reference in this Prospectus, including, without limitation, information contained in the section “Cautionary Note Regarding Forward-Looking Statements” as well as the risk factors set out below, should be carefully reviewed and considered by investors.
Some of the factors described herein, in the documents incorporated or deemed incorporated by reference herein are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the adverse effects set out in the risk factors described herein, or in another document incorporated or deemed incorporated by reference herein occur, it could have a material adverse effect on the business, financial condition and results of operations of the Corporation. Additional risks and uncertainties of which the Corporation currently is unaware of or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Corporation’s business, financial condition and results of operations. The Corporation cannot provide assurance that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the adverse effects set out in the risk factors herein, or in the other documents incorporated or deemed incorporated by reference herein or other unforeseen risks.
The Corporation will require additional financing in the future and cannot assure that such financing will be available.
The Corporation’s Refinery advancement will require additional external financing. There can be no assurance that additional capital or other types of financing will be available when needed or that, if available, the terms of such financing will be acceptable to the Corporation. Furthermore, if the Corporation raises additional capital by offering equity securities or securities convertible into equity securities, any additional financing may involve substantial dilution to existing shareholders. Failure to obtain sufficient financing when needed could result in the Corporation being unable to meet specified timelines for the advancement of the Refinery and may lead to the indefinite postponement of the advancement of the Refinery. The cost and terms of such financing may also significantly reduce the expected benefits from the Refinery or render the Refinery uneconomic.
The Cobalt Supply Agreement is not a definitive agreement for the provision of cobalt to LG for cash.
The Cobalt Supply Agreement is agreement with respect to key commercial terms on which the parties intend to enter into a definitive supply agreement, not a definitive agreement with respect to the provision of cobalt to LG for cash. Until a definitive agreement exists, there is no enforceable or binding obligation on either party to purchase or deliver cobalt. Entering into a definitive agreement is subject to a number of conditions and factors, not all of which are in the Corporation’s control. If a definitive agreement is not entered into with respect to cobalt supply with LG on the terms described in the Cobalt Supply Agreement, or on terms different than those expressed therein, the Corporation will need to seek out additional customers for the purchase of cobalt sourced from the Refinery, and there may be other negative effects on the Corporation and on the value of Common Shares.
An investment in our equity securities will not provide a guaranteed return on investment.
There can be no assurance regarding the amount of income to be generated by the Corporation and there can be no guarantee that an investment in the Securities will earn any positive return in the short term, long term, or at all. The market value of the Common Shares may deteriorate if the Corporation is unable to generate sufficient positive returns, and for macroeconomic and other factors that are outside the Corporation’s control. That deterioration may be significant. An investment in the Securities is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.
Global instability caused by international conflict and disease outbreaks can impact the Corporation’s operations.
Political and economic instability (including the Russian invasion of Ukraine), global or regional adverse conditions, such as pandemics or other disease outbreaks (including the COVID-19 global outbreak) or natural disasters, currency exchange rates, trade tariff developments, transport availability and cost, including import-related taxes, transport security, inflation and other factors are beyond the Corporation’s control. The macroeconomic environment remains challenging and the Corporation’s results of operations could be materially affected by such macroeconomic conditions. As an example, the COVID-19 global outbreak and efforts to contain it may have an impact on the Corporation’s business. The Corporation has implemented various safety measures onsite to ensure the safety of its employees and contractors. The Corporation continues to monitor the situation and the impact the virus may have on its projects. Should the virus spread, travel bans remain in place or should one of the Corporation’s team members or consultants become infected, the Corporation’s ability to advance its projects may be impacted. Similarly, the Corporation’s ability to obtain financing and the ability of the Corporation’s vendors, suppliers, consultants and partners to meet obligations may be impacted as a result of COVID-19 and efforts to contain the virus. The overall global uncertainty related to COVID-19 may present other challenges that are not known at the current time, such as supply chain interruptions, potential delays in the procurement process, or alterations of business plans by the Corporation’s strategic partners.

The Corporation may be impacted by general inflationary pressures.
General inflationary pressures may affect labour and other costs, which could have a material adverse effect on the Corporation’s financial condition, results of operations and the capital expenditures required to advance the Corporation’s business plans. There can be no assurance that any governmental action taken to control inflationary or deflationary cycles will be effective or whether any governmental action may contribute to economic uncertainty. Governmental action to address inflation or deflation may also affect currency values. Accordingly, inflation and any governmental response thereto may have a material adverse effect on the Corporation’s business, results of operations, cash flow, financial condition and the price of the Corporation’s securities.
Resource exploration and development involves a high degree of risk.
Resource exploration and development is a speculative business and involves a high degree of risk. There is no known body of commercial ore on any of the Corporation’s mineral properties. There is no certainty that the expenditures to be made by the Corporation in the exploration of its mineral properties otherwise will result in discoveries of commercial quantities of minerals. The marketability of natural resources which may be acquired or discovered by the Corporation will be affected by numerous factors beyond the control of the Corporation including, but not limited to, the COVID-19 pandemic. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Corporation not receiving an adequate return on invested capital.
There can be no assurance that the Refinery will have the capabilities to produce specific products or will be economically viable.
The Corporation’s strategic priority is the advancement of the Refinery, with significant metallurgical test work planned and a pilot plant work at third party facilities anticipated. There is no assurance that the outcomes of this test work and the results of the pilot plant work will be positive and that the Refinery will have the capabilities to produce specific end products. Furthermore, no assurance can be given that operating the Refinery will be economically viable. The Corporation will manage these risks through contracting technical experts on metallurgy and engineering to perform the required analysis and studies on the capability of the Refinery and its projected economics.
The Corporation is not currently generating positive cash flow.
The Corporation is a pre-operations stage company with respect to the Refinery and an exploration stage company with respect to its mineral properties, and as a result has not to date generated cash flow from operations. The Corporation is devoting significant resources to the development of its assets, however there can be no assurance that it will generate positive cash flow from operations in the future. The Corporation expects to continue to incur negative consolidated operating cash flow and losses until such time as it achieves commercial production at a particular project.
The Corporation’s capital resources rely on availability of financing.
Historically, the Corporation’s capital requirements have been primarily funded through the sale of Common Shares and the issuance of the 2026 Notes. Factors that could affect the availability of financing include the progress and results of refurbishment of the Refinery, levels of debts and security over the Corporation’s assets, customer arrangements, ongoing exploration at the Corporation’s mineral properties, the state of international debt and equity markets, and investor perceptions and expectations of the transition to EVs and the global cobalt markets generally. There can be no assurance that such financing will be available in the amount required at any time or for any period or, if available, that it can be obtained on terms satisfactory to the Corporation. Based on the amount of funding raised, the Corporation’s planned exploration or other work programs may be postponed, or otherwise revised, as necessary.

The Corporation has broad discretion in the use of proceeds.
While detailed information regarding the use of proceeds from the sale of our securities will be described in the applicable Prospectus Supplement, the Corporation will have broad discretion over the use of net proceeds from an offering by the Corporation of its securities. There may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. In such circumstances, the net proceeds will be reallocated at the Corporation’s sole discretion.
Management will have discretion concerning the use of proceeds scribed in the applicable Prospectus Supplement as well as the timing of their expenditures. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Management may use the net proceeds described in a Prospectus Supplement in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the Corporation’s results of operations may suffer.
Securities of Electra are subject to price volatility.
Capital and securities markets have a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Factors unrelated to the financial performance or prospects of the Corporation include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries or asset classes. There can be no assurance that continued fluctuations in mineral or commodity prices will not occur. As a result of any of these factors, the market price of the Common Shares of the Corporation at any given time may not accurately reflect the long-term value of the Corporation.
In the past, following periods of volatility in the market price of a company’s securities, shareholders have instituted class action securities litigation against them. Such litigation, if instituted, could result in substantial cost and diversion of management attention and resources, which could significantly harm profitability and the reputation of the Corporation.
Sales of a significant number of Common Shares in the public markets, or the perception of such sales, could depress the market price of the Common Shares.
Sales of a substantial number of Common Shares or other equity-related securities in the public markets by the Corporation or its significant shareholders could depress the market price of the Common Shares and impair our ability to raise capital through the sale of additional equity securities. The Corporation cannot predict the effect that future sales of Common Shares or other equity-related securities would have on the market price of the Common Shares. The price of the Common Shares could be affected by possible sales of the Common Shares by hedging or arbitrage trading activity. If the Corporation raises additional funding by issuing additional equity securities, such financing may substantially dilute the interests of shareholders of the Corporation and reduce the value of their investment.
Investors may be subject to additional dilution with future securities issuances by the Corporation.
The Corporation may issue additional securities in the future, which may dilute a shareholder’s holdings in the Corporation. The Corporation’s articles permit the issuance of an unlimited number of Common Shares, and shareholders will have no pre-emptive rights in connection with such further issuances. The directors of the Corporation have discretion to determine the price and the terms of further issuances. Moreover, additional Common Shares may be issued by the Corporation on the exercise of options under the Corporation’s stock option plan and other equity compensation plans, and upon the exercise of outstanding warrants.
There is no market for Electra’s securities, other than the Common Shares.
There is currently no market through which our securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, our Warrants, Subscription Receipts or Units may not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell Warrants, Subscription Receipts or Units purchased under this Prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for our securities, other than our Common Shares, will develop or, if developed, that any such market, including for our Common Shares, will be sustained.
United States investors may not be able to obtain enforcement of civil liabilities against the Corporation.
The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that the Corporation is governed by the CBCA, that some of the Corporation’s officers and directors are not residents of the United States, and that all, or a substantial portion, of their assets and certain of the Corporation’s assets are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of its directors and officers or enforce judgments obtained in the United States courts against the Corporation or certain of the Corporation’s directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States. There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against the Corporation or its directors and officers. There is also doubt as to whether an original action could be brought in Canada against the Corporation or its directors and officers to enforce liabilities based solely upon United States federal or state securities laws.
If the Corporation is characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.
U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Corporation is classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. The determination of whether the Corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Corporation’s income, expenses and assets from time to time and the nature of the activities performed by the Corporation’s officers and employees. Based on the composition of the Corporation’s income and the value of its assets, the Corporation believes that it was classified as a PFIC for its taxable year ending December 31, 2022 and may continue to be classified as a PFIC for the current taxable year, but the Corporation expects that it may cease being classified as a PFIC once it begins to generate cash flow from operations. Prospective investors should carefully read the discussion above under the heading “Certain United States Federal Income Tax Considerations” for more information and consult their own tax advisors regarding the likelihood and consequences of the Corporation being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.
As a foreign private issuer, the Corporation is subject to different U.S. securities laws and rules than a U.S. domestic issuer, which may limit the information publicly available to U.S. investors.
The Corporation is a “foreign private issuer” under applicable U.S. federal securities laws and, therefore, is not required to comply with all of the periodic disclosure and current reporting requirements of the U.S. Exchange Act and related rules and regulations. As a result, the Corporation does not file the same reports that a U.S. domestic issuer would file with the SEC, although it will be required to file with or furnish to the SEC the continuous disclosure documents that the Corporation is required to file in Canada under Canadian securities laws. In addition, the Corporation’s officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, the Corporation’s securityholders may not know on as timely a basis when its officers, directors and principal shareholders purchase or sell securities of the Corporation as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, the Corporation is exempt from the proxy rules under the U.S. Exchange Act.
The Corporation could lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Corporation.
In order to maintain its current status as a foreign private issuer, 50% or more of the Corporation’s Common Shares must be directly or indirectly owned of record by non-residents of the United States unless the

Corporation also satisfies one of the additional requirements necessary to preserve this status. The Corporation may in the future lose its foreign private issuer status if a majority of the Common Shares are owned of record in the United States and the Corporation fails to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to the Corporation under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs the Corporation incurs as a Canadian foreign private issuer eligible to use the MJDS. If the Corporation is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer.
The conflict between Russia and Ukraine could destabilize global markets and threatens global peace.
On February 24, 2022, Russian military forces launched a full-scale military invasion of Ukraine. In response, Ukrainian military personal and civilians are actively resisting the invasion. Many countries throughout the world have provided aid to the Ukraine in the form of financial aid and in some cases military equipment and weapons to assist in their resistance to the Russian invasion. The North Atlantic Treaty Organization (“NATO”) has also mobilized forces to NATO member countries that are close to the conflict as deterrence to further Russian aggression in the region. The outcome of the conflict is uncertain and is likely to have wide ranging consequences on the peace and stability of the region and the world economy. Certain countries including Canada and the United States, have imposed strict financial and trade sanctions against Russia and such sanctions may have far reaching effects on the global economy. The long-term impacts of the conflict and the sanctions imposed on Russia remain uncertain.
CONSOLIDATED CAPITALIZATION
There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since the date of the Interim Financial Statements, other than the issuance of 2,345,000 November 2022 Financing Units in connection with the November 2022 Financing and the issuance of the US$51 million Notes and 10,796,054 Note Warrants under the Note Offering.
USE OF PROCEEDS
Unless otherwise indicated in a Prospectus Supplement, we currently expect to use the net proceeds from the sale of Securities offered hereby to fund ongoing work programs to advance the Refinery, including a recycling demonstration plant, the Iron Creek Project and for working capital and general corporate purposes. Any specific allocation of the net proceeds of an Offering to a specific purpose will be determined at the time of the Offering and will be described in the relevant Prospectus Supplement. The Corporation generates no operating revenue from the exploration activities on its property interests and has negative cash flow from operating activities. The Corporation anticipates that it will continue to have negative cash flow until such time that commercial production is achieved at the Iron Creek Project or re-start of the Refinery. To the extent that the Corporation has negative cash flows in future periods in excess of net proceeds from the sale of Securities, it may need to deploy a portion of net proceeds from the sale of Securities to fund such negative cash flow.
PLAN OF DISTRIBUTION
The Corporation may from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities. We may issue and sell up to $75,000,000, in the aggregate, of Securities.
We may offer and sell the Securities through underwriters or dealers, directly to one or more purchasers or through agents. We may offer Securities in the same offering, or we may offer Securities in separate offerings. Each Prospectus Supplement, to the extent applicable, will describe the number and terms of the Securities to which such Prospectus Supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such Securities, the public offering or purchase price of such Securities and our net proceeds. The Prospectus Supplement will also include any underwriting discounts or commissions and other items constituting underwriters’ compensation and will identify any securities exchanges on which the Securities may be listed.

The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price, at varied prices determined at the time of sale, or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSXV, the Nasdaq or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of the Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation. We will obtain any requisite exemptive relief, should it be required, prior to conducting “at-the-market distributions”.
Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with such Securities offered by that Prospectus Supplement.
Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” as defined in NI 44-102 and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on a securities exchange. In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
No underwriter of the “at-the-market distribution”, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under the Prospectus Supplement, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.
We may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from us at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.
Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities. Unless otherwise specified in the applicable Prospectus Supplement, we do not intend to list any of the Securities other than the Common Shares on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no trading market through which the Warrants, Subscription Receipts, Units and Debt Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED
Common Shares
The Corporation is authorized to issue an unlimited number of the Common Shares. As of February 22, 2023, there were 35,509,531 Common Shares issued and outstanding. The Corporation may issue Common Shares on exercise of Warrants (as defined below).
Holders of Common Shares are entitled to receive notice of any meeting of shareholders of the Corporation, to attend and to cast one vote per share at such meetings. Holders of Common Shares are also entitled to receive on a pro-rata basis such dividends, if any, as and when declared by the Board of Directors at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Corporation are entitled to receive on a pro-rata basis, the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights.
Warrants
As of February 22, 2023, there were 3,521,982 Warrants issued and outstanding. The Corporation may issue Warrants to purchase Common Shares. Warrants may be issued independently or together with other Securities and may be attached to or separate from those Securities. Warrants will be issued under one or more warrant indentures, including supplemental indentures to one of our existing warrant indentures, to be entered into between the Corporation and one or more banks or trust companies acting as warrant agent, to be named in the relevant Prospectus Supplement, which will establish the terms and conditions of the Warrants. A copy of any warrant indenture or supplemental warrant indenture relating to an offering of Warrants will be filed by us with the securities regulatory authorities in the applicable Canadian offering jurisdictions and with the SEC in the United States, as applicable.
The following description sets forth certain general terms and provisions of the Warrants and is not intended to be complete. You should read the particular terms of the Warrants that are offered by us, which will be described in more detail in any applicable Prospectus Supplement. The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant indenture and the Prospectus Supplement describing such warrant indenture. The Prospectus Supplement will also state whether any of the general provisions summarized below do not apply to the Warrants being offered.
Any Prospectus Supplement relating to any Warrants the Corporation offers will describe the terms of the Warrants and include specific terms relating to their offering. All such terms will comply with the requirements of the TSXV relating to Warrants. This description will include, where applicable:
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the designation and aggregate number of Warrants offered;

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the price at which the Warrants will be offered;

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the currency or currencies in which the Warrants will be offered;

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the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

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the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

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the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share, or (iii) the expiry of the Warrants;

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whether we will issue fractional Common Shares;

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whether we have applied to list the Warrants on a securities exchange;

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the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

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the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

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whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

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material Canadian federal income tax consequences of owning the Warrants; and

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any other material terms or conditions of the Warrants.

The holders of Warrants will not be shareholders of the Corporation. Holders of Warrants are entitled only to receive the Common Shares subject to the Warrants on satisfaction of the conditions provided in the warrant indenture or supplemental warrant indenture.
Subscription Receipts
As of February 22, 2023, there are no Subscription Receipts outstanding. The Corporation may issue Subscription Receipts that will entitle holders to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Units or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”), to be named in the relevant Prospectus Supplement, which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent. A copy of any Subscription Receipt Agreement will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and with the SEC in the United States, as applicable, after we have entered into it.
The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. You should read the particular terms of the Subscription Receipts that are offered by us, which will be described in more detail in any applicable Prospectus Supplement. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Prospectus Supplement will also state whether any of the general provisions summarized below do not apply to the Subscription Receipts being offered.
Any Prospectus Supplement relating to any Subscription Receipts the Corporation offers will describe the terms of the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSXV relating to Subscription Receipts. This description will include, where applicable:
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the designation and aggregate number of Subscription Receipts offered;

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the price at which the Subscription Receipts will be offered;

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the currency or currencies in which the Subscription Receipts will be offered;

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the designation, number and terms of the Common Shares, Warrants, Units or any combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

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the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants, Units or any combination thereof;

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the procedures for the issuance and delivery of the Common Shares, Warrants, Units or any combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

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whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

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the identity of the Escrow Agent;

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the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

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the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, Warrants, Units or any combination thereof pending satisfaction of the Release Conditions;

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the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions;

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if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

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procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

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any entitlement of the Corporation to purchase the Subscription Receipts in the open market by private agreement or otherwise;

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whether the Corporation will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

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whether the Corporation will issue the Subscription Receipts as bearer securities, registered securities or both;

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provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants or other securities of the Corporation, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

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whether we have applied to list the Subscription Receipts on a securities exchange;

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material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

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any other material terms or conditions of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Units or any combination thereof on satisfaction of the conditions provided in the Subscription Receipt Agreement, including the satisfaction of any cash payment provided in the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.
Escrow
The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. The Common Shares, Warrants, Units or any combination thereof may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.
Rescission
The Subscription Receipt Agreement will also provide that any material misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.
Global Securities
The Corporation may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will also describe the exchange, registration and transfer rights relating to any global security.
Modifications
The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or by a consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that the Corporation may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.
Units
As of February 22, 2023, there are no Units outstanding. The Corporation may issue Units consisting of one or more Common Shares, Warrants, Subscription Receipts or any combination of such Securities. You should read the particular terms of the Units that are offered by us, which will be described in more detail in any applicable Prospectus Supplement.
Any Prospectus Supplement relating to any Units the Corporation offers will describe the terms of the Units and include specific terms relating to their offering. All such terms will comply with the requirements of the TSXV relating to Units. This description will include, where applicable:
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the designation and aggregate number of Units being offered;

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the price at which the Units will be offered;

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the designation and terms of the Units and the applicable Securities included in the Units;

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the description of the terms of any agreement governing the Units;

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any provision for the issuance, payment, settlement, transfer or exchange of the Units;

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the date, if any, on and after which the Units may be transferable separately;

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whether we have applied to list the Units on a securities exchange;

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material Canadian federal tax consequences of owning the Units;

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how, for federal income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities; and

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any other material terms or conditions of the Units.

Debt Securities
The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Corporation and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the U.S. Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
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the specific designation of the Debt Securities;

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any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

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the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

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the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

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the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

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the covenants applicable to the Debt Securities;

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the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

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the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Corporation;

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whether the Debt Securities will be secured or unsecured;

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whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

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whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

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the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than denominations of $5,000;

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each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

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if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

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material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

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any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

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any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.
Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Corporation will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Corporation, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment. To the extent any Debt Securities are convertible into Common Shares or other securities of the Corporation, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.
The foregoing summary of certain of the principal provisions of the Securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable Prospectus Supplement under which any Securities are being offered.
CERTAIN CANADIAN INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement will include a general summary of certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities hereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the anticipated U.S. federal income tax considerations generally applicable to a U.S. Holder (as defined below) of the ownership and disposition of the Common Shares. This discussion addresses only holders who acquire pursuant to an offering of Common Shares pursuant to this Prospectus and hold Common Shares as “capital assets” (generally, assets held for investment purposes).
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative pronouncements and rulings of the United States Internal Revenue Service (the “IRS”), and the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital (the “Treaty”), all as in effect on the date hereof, and all of which may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not describe any state, local or foreign tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., alternative minimum tax, the 3.8% Medicare tax on certain net investment income, or estate or gift tax). Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. U.S. Holders should consult their own tax advisers regarding such matters.
No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of the Common Shares. This summary is not binding on the

IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.
This summary does not purport to address all U.S. federal income tax consequences that may be relevant to a U.S. Holder as a result of the ownership and disposition of the Common Shares, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules, including, but not limited to, tax exempt organizations, partnerships and other pass-through entities and their owners, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, persons that hold the Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale or other similar arrangements, persons that acquired the Common Shares in connection with the exercise of employee share options or otherwise as compensation for services, persons that are resident or ordinarily resident in or have permanent establishment in a jurisdiction outside the United States, dealers in securities or foreign currencies, traders in securities electing to mark to market, U.S. persons whose functional currency (as defined in the Code) is not the U.S. dollar, U.S. expatriates, or persons that own directly, indirectly or by application of the constructive ownership rules of the Code 10% or more of the Corporation’s shares by voting power or by value.
As used herein, a “U.S. Holder” is a beneficial owner of the Common Shares who, for U.S. federal income tax purposes, is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Common Shares, the tax treatment of a partner in or owner of the partnership or other entity or arrangement will generally depend upon the status of the partner or owner and the activities of the entity. Prospective investors who are partners in partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) that are beneficial owners of the Common Shares are urged to consult their own tax advisors regarding the tax consequences of the ownership and disposition of the Common Shares.
This summary is of a general nature only and is not intended to be tax advice to any prospective investor, and no representation with respect to the tax consequences to any particular investor is made. Prospective investors are urged to consult their own tax advisors regarding the application of federal income tax laws to their particular circumstances, as well as any state, provincial, local, non-U.S. and other tax consequences of investing in the Common Shares and acquiring, holding or disposing of the Common Shares.
Passive Foreign Investment Company Rules
A foreign corporation will generally be considered a passive foreign investment company (“PFIC”) for any taxable year in which (1) 75% or more of its gross income is “passive income” under the PFIC rules or (2) 50% or more of the average quarterly value of its assets produce (or are held for the production of) “passive income.” In general, “passive income” includes dividends, interest, certain rents and royalties and certain gains, including the excess of gains over losses from certain commodities transactions. Net gains from commodities transactions are generally treated as passive income unless such gains are active business gains from the sale of commodities and “substantially all” of the corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in a trade or business. Moreover, for purposes of determining if the foreign corporation is a PFIC, if the foreign corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it directly holds its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation. If a corporation is treated as a PFIC with respect to a U.S. Holder for any taxable year, the corporation will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.
The determination as to whether a foreign corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the income, expenses and assets of the foreign corporation from time to time and the nature of the activities performed by its officers and employees. Based on the composition of the Corporation’s income and the value of its assets, the Corporation believes that it was classified as a PFIC for its taxable year ending December 31, 2022 and may continue to be classified as a PFIC for the current taxable year, but the Corporation expects that it may cease being classified as a PFIC once it begins to generate cash flow from operations. The Corporation’s status as a PFIC in any taxable year, however, requires a factual determination that can only be made annually after the close of each taxable year. Therefore, there can be no assurance as to whether the Corporation will be classified as a PFIC for the current taxable year or for any future taxable year.
If the Corporation is classified as a PFIC, a U.S. Holder that does not make any of the elections described below would be required to report any gain on the disposition of the Common Shares as ordinary income, rather than as capital gain, and to compute the tax liability on the gain and any “Excess Distribution” (as defined below) received in respect of Common Shares as if such items had been earned ratably over each day in the U.S. Holder’s holding period (or a portion thereof) for Common Shares. The amounts allocated to the taxable year during which the gain is realized or distribution is made, and to any taxable years in such U.S. Holder’s holding period that are before the first taxable year in which the Corporation is treated as a PFIC with respect to the U.S. Holder, would be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain or distribution. The amount allocated to each other taxable year would be taxed as ordinary income in the taxable year during which the gain is realized or distribution is made at the highest tax rate in effect for the U.S. Holder in that other taxable year and would be subject to an interest charge as if the income tax liabilities had been due with respect to each such prior year. For purposes of these rules, gifts, exchanges pursuant to corporate reorganizations and use of Common Shares as security for a loan may be treated as a taxable disposition of Common Shares. An “Excess Distribution” is the amount by which distributions during a taxable year in respect of a common share exceed 125% of the average amount of distributions in respect thereof during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period for Common Shares).
Certain additional adverse tax rules will apply to a U.S. Holder for any taxable year in which the Corporation is treated as a PFIC with respect to such U.S. Holder and any of the Corporation’s subsidiaries is also treated as a PFIC (a “Subsidiary PFIC”). In such a case, the U.S. Holder will generally be deemed to own its proportionate interest (by value) in any Subsidiary PFIC and be subject to the PFIC rules described above with respect to the Subsidiary PFIC regardless of such U.S. Holder’s percentage ownership in us.
The adverse tax consequences described above may be mitigated if a U.S. Holder makes a timely “qualified electing fund” election (“QEF Election”), with respect to its interest in the PFIC. Consequently, if the Corporation is classified as a PFIC, it may be advantageous for a U.S. Holder to elect to treat us as a “qualified electing fund” with respect to such U.S. Holder in the first year in which it holds Common Shares. If a U.S. Holder makes a timely QEF Election with respect to the Corporation, provided that the necessary information is provided by the Corporation, the electing U.S. Holder would be required in each taxable year that the Corporation is considered a PFIC to include in gross income (i) as ordinary income, the U.S. Holder’s pro rata share of the ordinary earnings of the Corporation and (ii) as capital gain, the U.S. Holder’s pro rata share of the net capital gain (if any) of the Corporation, whether or not the ordinary earnings or net capital gain are distributed. An electing U.S. Holder’s basis in Common Shares will be increased to reflect the amount of any taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in Common Shares and will not be taxed again as distributions to the U.S. Holder.
A QEF Election made with respect to the Corporation will not apply to any Subsidiary PFIC; a QEF Election must be made separately for each Subsidiary PFIC (in which case the treatment described above would apply to such Subsidiary PFIC). If a U.S. Holder makes a timely QEF Election with respect to a Subsidiary PFIC, it would be required in each taxable year to include in gross income its pro rata share of the ordinary earnings and net capital gain of such Subsidiary PFIC, but may not receive a distribution of such income. Such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge (which would not be deductible for U.S. federal income tax purposes if the U.S. Holder were an individual).
The U.S. federal income tax on any gain from the disposition of Common Shares or from the receipt of Excess Distributions may be greater than the tax if a timely QEF Election is made. For any taxable year in which the Corporation determines that it was likely a PFIC, the Corporation intends to make available to U.S. Holders, upon request and in accordance with applicable procedures, a “PFIC Annual Information Statement” for such taxable year with respect to the Corporation and, if applicable, any Subsidiary PFIC in which it owns more than 50% of such subsidiary’s total aggregate voting power. The “PFIC Annual Information Statement” may be used by U.S. Holders for purposes of complying with the reporting requirements applicable to a QEF election with respect to the Corporation and, if applicable, any Subsidiary PFIC.
Alternatively, if the Corporation was to be classified as a PFIC, a U.S. Holder could also avoid certain of the rules described above by making a mark-to-market election (a “Mark-to-Market Election”), instead of a QEF Election, provided Common Shares are treated as regularly traded on a qualified exchange or other market within the meaning of the applicable U.S. Treasury Regulations. However, a U.S. Holder will not be permitted to make a Mark-to-Market Election with respect to a Subsidiary PFIC. U.S. Holders should consult their own tax advisers regarding the potential availability and consequences of a Mark-to-Market Election, as well as the advisability of making a protective QEF Election in case the Corporation is classified as a PFIC in any taxable year.
During any taxable year in which the Corporation or any Subsidiary PFIC is treated as a PFIC with respect to a U.S. Holder, that U.S. Holder generally must file IRS Form 8621. U.S. Holders should consult their own tax advisers concerning annual filing requirements.
Distributions on Common Shares
In general, subject to the PFIC rules discussed above, the gross amount of any distribution received by a U.S. Holder with respect to the Common Shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to the Corporation’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Because the Corporation does not expect to maintain calculations of the Corporation’s earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that a distribution will generally be treated as a dividend for U.S. federal income tax purposes.
The amount of any distributions paid in Canadian dollars will equal the U.S. dollar value of such distributions determined by reference to the exchange rate on the day they are received by the U.S. Holder (with the value of such distributions computed before any reduction for any Canadian withholding tax), regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder will have a tax basis in Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder will generally not be required to recognize foreign currency gain or loss in respect of the distribution. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss generally will be treated as U.S. source ordinary income or loss.
Subject to applicable limitations and provided the Corporation is eligible for the benefits of the Treaty or the Common Shares are readily tradable on a United States securities market, dividends paid by the Corporation to non-corporate US Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Corporation is not classified as a PFIC in the tax year of distribution or in the preceding tax year. Any amount of distributions treated as dividends generally will not be eligible for the dividends received deduction available to certain corporate U.S. Holders in respect of dividends received from U.S. corporations.
Distributions to a U.S. Holder with respect to the Common Shares may be subject to Canadian non-resident withholding tax. See “Certain Canadian Federal Income Tax Considerations” above. Any Canadian withholding tax paid will not reduce the amount treated as received by the U.S. Holder for U.S. federal income tax purposes. However, subject to limitations imposed by U.S. law, a U.S. Holder may be eligible to receive a foreign tax credit for the Canadian withholding tax. For purposes of calculating a U.S. Holder’s foreign tax credit, dividends received by such U.S. Holder with respect to the shares of a foreign corporation, including the Common Shares, generally constitute foreign source income. However, and subject to certain exceptions, a portion of the dividends paid by a foreign corporation will be treated as U.S. source income for U.S. foreign tax credit purposes, in proportion to its U.S. source earnings and profits, if U.S. persons collectively own, directly, or indirectly, 50% or more of the voting power or value of the foreign corporation’s shares. If a portion of any dividends paid with respect to the Common Shares are treated as U.S. source income under these rules, it may limit the ability of a U.S. Holder to claim a foreign tax credit for any Canadian withholding taxes imposed in respect of such dividend, although certain elections under the Code and the Treaty may be available to mitigate these effects. Dividends received by a U.S. Holder with respect to the Common Shares will generally constitute “passive category income” for purposes of the foreign tax credit. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances, including the impact of, and any exception available to, the special income sourcing rule described in this paragraph. U.S. Holders who do not elect to claim a foreign tax credit may be able to claim an ordinary income tax deduction for Canadian income tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all non-U.S. income taxes paid or accrued in such taxable year.
Sale, Exchange or Other Taxable Disposition of Common Shares
Subject to the PFIC rules discussed above, upon a sale, exchange or other taxable disposition of the Common Shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such Common Shares. If any foreign tax is imposed on the sale, exchange or other disposition of the Common Shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the tax. A U.S. Holder’s initial tax basis in the Common Shares generally will equal the cost of such Common Shares. Such gain or loss will be a long-term capital gain or loss if the Common Shares have been held for more than one year and will be short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.
Required Disclosure with Respect to Foreign Financial Assets
Certain U.S. Holders are required to report information relating to an interest in the Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Common Shares. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the Common Shares.
PRIOR SALES
Information in respect of Common Shares that we issued within the previous 12-month period, and in respect of securities that are convertible or exchangeable into Common shares, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
The Common Shares are listed and posted for trading on the TSXV and Nasdaq under the symbol “ELBM”. Information in respect of trading price and volume of the Common Shares during the previous 12-month period will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
LEGAL MATTERS
Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Corporation by Cassels Brock & Blackwell LLP, with respect to Canadian legal matters. As of the date hereof, partners and associates of Cassels Brock & Blackwell LLP as a group, own, directly or indirectly, in the aggregate, less than 1% or no securities of the Corporation.
INTEREST OF EXPERTS
Information relating to the Iron Creek Project in this Prospectus and the documents incorporated by reference herein and therein has been derived from reports, statements, or opinions prepared or certified by Steven J. Ristorcelli, C.P.G., P.G, and Joseph Schlitt, MMSA QP, and this information has been included in reliance on such persons’ expertise. Steven J. Ristorcelli, C.P.G., P.G, and Joseph Schlitt, MMSA QP are each a qualified person as such term is defined in NI 43-101.
None of the foregoing persons, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the Corporation’s property or the property of any of the Corporation’s associates or affiliates. The foregoing persons held an interest in either less than 1% or none of the Corporation’s securities or the securities of any associate or affiliate of the Corporation when they prepared the Iron Creek Technical Report and after the preparation of such reports and estimates, and they did not receive any direct or indirect interest in any of the Corporation’s securities or the securities of any associate or affiliate of the Corporation in connection with the preparation of the Iron Creek Technical Report. Neither the aforementioned persons nor any director, officer, employee or partner, as applicable, of the aforementioned companies or partnerships is currently expected to be elected, appointed or employed as a director, officer or employee of us or of any associate or affiliate of the Corporation.
All scientific and technical information in this Prospectus concerning mineral projects material to the Corporation has been reviewed and approved by Martin Perron, a member of the Ordre des Ingénieurs du Québec, who is a qualified person under NI 43-101. The Corporation does not consider the Refinery and related development to constitute a mineral project within the meaning of NI 43-101. As of the date hereof, Mr. Perron has beneficial ownership of less than one percent of the outstanding securities of the Corporation.
AUDITORS, TRANSFER AGENTS AND REGISTRARS
The auditors of the Corporation are KPMG LLP, Chartered Professional Accountants, located in Toronto, Ontario. KPMG has advised the Corporation that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Corporation under all relevant United States professional and regulatory standards.
The transfer agent and registrar for the Common Shares is TSX Trust Company at its principal office located in Toronto, Ontario.
DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT
The following documents have been filed or furnished with the SEC as part of the U.S. Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers included on the signature pages of the U.S. Registration Statement; (iii) the consent of KPMG LLP; (iv) the consents of each expert or “qualified person” (for the purposes of NI 43-101) referred to in this Prospectus under the heading “Interests of Experts”; and (v) the form of Indenture. A copy of the form of warrant indenture or warrant agency agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
EXEMPTION FROM NI 44-101
Pursuant to a decision of the Autorité des marchés financiers dated February 9, 2023, the Corporation was granted exemptive relief from the requirement that this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement and the documents incorporated by reference therein to be filed in relation to an “at-the-market distribution” be publicly filed in both the French and English languages. This exemptive relief is granted on the condition that this Prospectus, any Prospectus Supplement (other than in relation to an “at-the-market distribution”) and the documents incorporated by reference herein and therein be publicly filed in both the French and English languages if the Corporation offers Securities to Quebec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a Prospectus, the accompanying Prospectus Supplement relating to Securities purchased by a purchaser or any amendment. In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the Prospectus, the accompanying Prospectus Supplement relating to Securities purchased by a purchaser or any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.
In an offering of Warrants, Subscription Receipts or other convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the Warrants, Subscription Receipts or other convertible, exchangeable or exercisable securities is offered to the public under the Prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages or consult with a legal advisor.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under the Canada Business Corporations Act (the “CBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.
However, indemnification is prohibited under the CBCA unless the individual:
•
acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.
Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity provided the individual acted in that capacity at our request.
Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.
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EXHIBITS
The following exhibits have been filed as part of the Registration Statement:
Exhibit Number	Description
4.1
The Annual Information Form of the Registrant, dated April 8, 2022, for the year ended December 31, 2021 (incorporated by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form 40-F (File No. 001-41356) filed with the Commission on April 14, 2022).

4.2	The audited consolidated financial statements of the Registrant for the year ended December 31, 2021 and 2020, and the related notes thereto, together with the independent auditor’s report thereon (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form 40-F (File No. 001-41356) filed with the Commission on April 14, 2022).
4.3
The management’s discussion and analysis for the year ended December 31, 2021 (incorporated by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form 40-F (File No. 001-41356) filed with the Commission on April 14, 2022).

4.4
The condensed interim consolidated financial statements of the Registrant for the three and nine months ended September 30, 2022, and the related notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K (File No. 001-41356) furnished to the Commission on November 10, 2022).

4.5
The management’s discussion and analysis for the three and nine months ended September 30, 2022 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K (File No. 001-41356) furnished to the Commission on November 10, 2022).

4.6	The management information circular of the Registrant, dated September 28, 2022, in connection with the annual general and special meeting of shareholders of the Corporation held on November 10, 2022 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K (File No. 001-41356) furnished to the Commission on October 11, 2022).
4.7	The material change report, dated February 13, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K (File No. 001-41356) furnished to the Commission on February 14, 2023).
4.8
The material change report, dated April 14, 2022 (incorporated by reference to Exhibit 99.22 to the Registrant’s Registration Statement on Form 40-F (File No. 001-41356) filed with the Commission on April 14, 2022).

4.9
The material change report, dated November 11, 2022 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K (File No. 001-41356) furnished to the Commission on November 14, 2022).

5.1*	Consent of KPMG LLP.
5.2**	Consent of Martin Perron, Principal Engineer.
5.3**	Consent of Marc R. Beauvais, Principal Engineer.
5.4**	Consent of Pierre Roy, Principal Engineer.
5.5**	Consent of Eric Kinnan, Principal Geologist.
5.6**	Consent of InnovExplo Inc.
5.7**	Consent of Soutex Inc.
6.1*	Powers of Attorney (included on the signature page of this Registration Statement).
7.1*	Form of Note Indenture
107*	Filing Fee Table

*
Filed herewith.

**
To be filed by amendment.

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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.
Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.
Consent to Service of Process

(a)   At the time of filing this Form F-10, the Registrant shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.
(b)   Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada on the 1st day of March, 2023.
ELECTRA BATTERY MATERIALS CORPORATION
By:
/s/ Trent Mell

Name:
Trent Mell

Title:
President, Chief Executive Officer and Director

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POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Trent Mell and Craig Cunningham, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on March 1, 2023.
Signature	Title
/s/ Trent Mell Trent Mell	President, Chief Executive Officer and Director (principal executive officer)
/s/ Craig Cunningham Craig Cunningham	Chief Financial Officer (principal financial and accounting officer)
/s/ John Pollesel John Pollesel	Director, Chair
/s/ Garett Macdonald Garett Macdonald	Director
/s/ C.L. “Butch” Otter C.L. “Butch” Otter	Director
/s/ Susan Uthayakumar Susan Uthayakumar	Director
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Electra Battery Materials Corporation in the United States, on March 1, 2023.
PUGLISI & ASSOCIATES
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi

Title:
Managing Director

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